Exhibit 99.1

Stepan Reports First Quarter 2024 Results

Northbrook, Illinois, April 30, 2024 -- Stepan Company (NYSE: SCL) today reported:

First Quarter 2024 Highlights

•
Reported net income was $13.9 million. Adjusted net income(1) was $14.7 million, down 11% year-over-year, largely due to a higher effective tax rate in 2024.
•
EBITDA(2) was $50.2 million. Adjusted EBITDA(2) was $51.2 million, up 5% year-over-year.
•
Global sales volume was up 1% year-over-year. Global sales volume, excluding declines in our Agricultural and commodity Phthalic Anhydride businesses, was up 4%.
•
Cash from Operations was $41.6 million during the quarter. Free cash flow(3) for the quarter was $11.4 million as capital expenditures returned to historical levels.
•
The Company is on track to deliver its $50 million cost out goal for 2024 and recognized $18 million in pre-tax savings in the first quarter.

“We are encouraged by the first quarter volume growth in several of our core end markets. Surfactants experienced double-digit volume growth within the Personal Care and Oil Field end markets and with our Distribution partners. As expected, Latin America Surfactant volumes grew double digits as we recovered Consumer volumes in Mexico. Rigid and Specialty Polyols volume grew 4% and 7%, respectively, while Specialty Products volume was up double digits. Soft demand in the Agricultural market due to continued inventory destocking delivered a poor comparison to the prior year first quarter record Agricultural volumes. This weakness in the Agricultural market, coupled with lower Phthalic Anhydride volumes due to operational issues at our Millsdale site, mostly offset volume recovery across our core markets in Surfactants, Polymers and Specialty Products. Margins were in line with expectations despite unfavorable product mix," said Scott Behrens, President and Chief Executive Officer. "I am pleased with our first quarter progress towards our full year $50 million cost reduction program. We delivered adjusted EBITDA growth of 5% and generated positive free cash flow despite higher operating costs related to operational interruptions at our Millsdale site, pre-commissioning expenses at our new Alkoxylation investment in Pasadena, Texas and the continuing impact of Agricultural destocking."

Financial Summary

	Three Months Ended March 31,
($ in thousands, except per share data)	2024	2023	% Change
Net Sales	$551,418	$651,436	(15)%
Operating Income	$20,169	$21,057	(4)%
Net Income	$13,893	$16,142	(14)%
Earnings per Diluted Share	$0.61	$0.70	(13)%

Adjusted Net Income *	$14,656	$16,419	(11)%
Adjusted Earnings per Diluted Share *	$0.64	$0.71	(10)%

* See Table II for reconciliations of non-GAAP adjusted net income and adjusted earnings per diluted share.

Percentage Change in Net Sales

Net sales in the first quarter of 2024 decreased 15% year-over-year primarily due to lower selling prices that were mainly attributable to the pass-through of lower raw material costs and less favorable product mix. These lower selling prices were partially offset by a 1% increase in global sales volume and the favorable impact of foreign currency translation.

Three Months Ended March 31, 2024
Volume	1%
Selling Price & Mix	(18)%
Foreign Translation	2%
Total	(15)%

Segment Results

	Three Months Ended March 31,
($ in thousands)	2024	2023	% Change
Net Sales
Surfactants	$390,820	$467,828	(16)%
Polymers	$145,508	$161,127	(10)%
Specialty Products	$15,090	$22,481	(33)%
Total Net Sales	$551,418	$651,436	(15)%

	Three Months Ended March 31,
($ in thousands, all amounts pre-tax)	2024	2023	% Change
Operating Income
Surfactants	$26,079	$27,056	(4)%
Polymers	$8,382	$10,004	(16)%
Specialty Products	$4,268	$2,530	69%
Total Segment Operating Income	$38,729	$39,590	(2)%
Corporate Expenses	$(18,560)	$(18,533)	0%
Consolidated Operating Income	$20,169	$21,057	(4)%

	Three Months Ended March 31,
($ in millions)	2024	2023	% Change
EBITDA
Surfactants	$43.8	$42.4	3%
Polymers	$16.4	$18.3	(10)%
Specialty Products	$5.8	$3.9	49%
Unallocated Corporate	$(15.8)	$(16.3)	(3)%
Consolidated EBITDA	$50.2	$48.3	4%

Adjusted EBITDA
Surfactants	$43.8	$42.3	4%
Polymers	$16.4	$18.3	(10)%
Specialty Products	$5.8	$3.9	49%
Unallocated Corporate	$(14.8)	$(15.8)	(6)%
Consolidated Adjusted EBITDA	$51.2	$48.7	5%

Consolidated adjusted EBITDA increased $2.5 million, or 5%, year-over-year as slightly higher sales volume and margin improvement more than offset $5.8 million of negative impact associated with the operational interruptions at the Millsdale plant site.

•
Surfactant net sales were $390.8 million for the quarter, a 16% decrease versus the prior year. Selling prices were down 18% primarily due to the pass-through of lower raw material costs, less favorable product mix and competitive pricing pressures in Latin America. Sales volume was flat year-over-year as double digit growth within the Personal Care end markets, driven by prior year investments in Low 1,4 Dioxane, the Oil Field end markets and with our Distribution partners was offset by lower Agricultural demand due to continued customer and channel inventory destocking. Foreign currency translation positively impacted net sales by 2%. Surfactant adjusted EBITDA(2) for the quarter increased $1.5 million, or 4%, versus the prior year. This increase was primarily driven by margin improvement that was partially offset by pre-operating expenses at the Company's new alkoxylation production facility being built in Pasadena, Texas and higher expenses associated with operational interruptions at the Millsdale plant.
•
Polymer net sales were $145.5 million for the quarter, a 10% decrease versus the prior year. Selling prices decreased 14%, primarily due to the pass-through of lower raw material costs. Sales volume increased 1% in the quarter as a 4% increase in global Rigid Polyols and higher demand within the Specialty Polyols business was mostly offset by lower Phthalic Anhydride volume. Rigid Polyols experienced growth in all global regions. Foreign currency translation positively impacted net sales by 3%. Polymer adjusted EBITDA(2) decreased $1.9 million, or 10%, versus the prior year primarily due to higher costs incurred at the Millsdale plant site due to operational interruptions.
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Specialty Product net sales were $15.1 million for the quarter, a 33% decrease versus the prior year. Sales volume was up 11% versus the prior year while adjusted EBITDA(2) increased $1.9 million, or 49%. The increase in adjusted EBITDA(2) was primarily due to both higher unit margins and sales volume within the MCT product line.

Outlook

“Looking forward, we believe sales volumes will continue to gradually improve due to ongoing recovery in Rigid Polyols and growth in Surfactant volumes including the expected recovery of the Agricultural business in the second half of the year," said Scott Behrens, President and Chief Executive Officer. "We remain focused on delivering $50 million in pre-tax savings from our previously shared cost reduction program to help offset inflationary pressures, increased expenses associated with the commissioning of our new Pasadena alkoxylation assets, higher incentive-based compensation expenses and expenses associated with the operational issues at our Millsdale site. Free cash flow should continue to improve versus prior year as we finish construction on our Pasadena investment and benefit from higher Agriculture volumes in the second half of the year. Continued gradual growth in market volumes, improved operational performance and our continued focus on cost reduction should position us to deliver full year adjusted EBITDA growth and positive free cash flow. We remain confident in our long-term growth and innovation initiatives."

Notes

(1) Adjusted net income and adjusted earnings per share are non-GAAP measures which exclude deferred compensation income/expense, cash-settled stock appreciation rights (SARs) income/expense, certain environmental remediation-related costs as well as other significant and infrequent/non-recurring items. See Table II for reconciliations of non-GAAP adjusted net income and adjusted earnings per diluted share.

(2) EBITDA and adjusted EBITDA are non-GAAP measures. See Table VI for calculations and GAAP reconciliations of EBITDA and adjusted EBITDA.

(3) Free Cash Flow is a non-GAAP measure and reflects cash generated from operations minus capital expenditures.

Conference Call

Stepan Company will host a conference call to discuss its fourth quarter and full year results at 8:00 a.m. ET (7:00 a.m. CT) on April 30, 2024. The call can be accessed by phone and webcast. To access the call by phone, please click on this Registration Link, complete the form and you will be provided with dial in details and a PIN. To avoid delays, we encourage participants to dial into the conference call ten minutes ahead of the scheduled start time. The webcast can be accessed through the Investors/Conference Calls page at www.stepan.com. A webcast replay of the conference call will be available at the same location shortly after the call.

Supporting Slides

Slides supporting this press release will be made available at www.stepan.com through the Investors/Presentations page at approximately the same time as this press release is issued.

Corporate Profile

Stepan Company is a major manufacturer of specialty and intermediate chemicals used in a broad range of industries. Stepan is a leading merchant producer of surfactants, which are the key ingredients in consumer and industrial cleaning and disinfection compounds and in agricultural and oilfield solutions. The Company is also a leading supplier of polyurethane polyols used in the expanding thermal insulation market, and CASE (Coatings, Adhesives, Sealants, and Elastomers) industries.

Headquartered in Northbrook, Illinois, Stepan utilizes a network of modern production facilities located in North and South America, Europe and Asia.

The Company's common stock is traded on the New York Stock Exchange (NYSE) under the symbol SCL. For more information about Stepan Company please visit the Company online at www.stepan.com

More information about Stepan’s sustainability program can be found on the Sustainability page at www.stepan.com

Contact: Luis E. Rojo 847-446-7500

Certain information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements about Stepan Company’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, Stepan Company’s actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” “should,” “illustrative” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Stepan Company and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements.

There are a number of risks, uncertainties and other important factors, many of which are beyond Stepan Company's control, that could cause actual results to differ materially from the forward-looking statements contained in this news release. Such risks, uncertainties and other important factors include, among other factors, the risks, uncertainties and factors described in Stepan Company's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports, and include (but are not limited to) risks and uncertainties related to accidents, unplanned production shutdowns or disruptions in manufacturing facilities; reduced demand due to customer product reformulations or new technologies; our inability to successfully develop or introduce new products; compliance with laws; our ability to identify suitable acquisition candidates and successfully complete and integrate acquisitions; global competition; volatility of raw material and energy costs and supply; disruptions in transportation or significant changes in transportation costs; downturns in certain industries and general economic downturns; international business risks, including currency exchange rate fluctuations, legal restrictions and taxes; unfavorable resolution of litigation against us; maintaining and protecting intellectual property rights; our ability to access capital markets; global political, military, security or other instability; costs related to expansion or other capital projects; interruption or breaches of information technology systems; our ability to retain executive management and key personnel; and our debt covenants.

These forward-looking statements are made only as of the date hereof, and Stepan Company undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

* * * * *

Tables follow

Table I

STEPAN COMPANY

For the Three Months Ended March 31, 2024 and 2023

(Unaudited – in 000's, except per share data)

	Three Months Ended March 31,
	2024	2023
Net Sales	$551,418	$651,436
Cost of Sales	481,137	577,876
Gross Profit	70,281	73,560
Operating Expenses:
Selling	11,388	13,067
Administrative	22,690	22,639
Research, Development and Technical Services	14,256	15,138
Deferred Compensation Expense	1,778	1,502
	50,112	52,346

Business Restructuring Expense	-	157

Operating Income	20,169	21,057

Other Income (Expense):
Interest, Net	(3,071)	(2,822)
Other, Net	2,362	1,668
	(709)	(1,154)

Income Before Provision for Income Taxes	19,460	19,903
Provision for Income Taxes	5,567	3,761
Net Income	13,893	16,142
Net Income Per Common Share
Basic	$0.61	$0.71
Diluted	$0.61	$0.70
Shares Used to Compute Net Income Per Common Share
Basic	22,824	22,757
Diluted	22,948	22,994

Table II

Reconciliation of Non-GAAP Net Income and Earnings per Diluted Share*

	Three Months Ended March 31,
($ in thousands, except per share amounts)	2024	EPS	2023	EPS
Net Income Reported	$13,893	$0.61	$16,142	$0.70

Deferred Compensation (Income) Expense	$(388)	$(0.02)	$(104)	$-
Business Restructuring Expense	$-	$-	$115	$-
Cash-Settled SARs (Income) Expense	$-	$-	$(40)	$-
Environmental Remediation Expense	$1,151	$0.05	$306	$0.01
Adjusted Net Income	$14,656	$0.64	$16,419	$0.71

* All amounts in this table are presented after-tax

The Company believes that certain non-GAAP measures, in conjunction with comparable GAAP measures, are useful for evaluating the Company’s operating performance and financial condition. The Company uses this non-GAAP information as an indicator of business performance and evaluates management’s effectiveness with specific reference to these indicators. Management believes that these non-GAAP financial measures provide useful supplemental information because they exclude non-operational items that affect comparability between years. These measures should be considered in addition to, not as substitutes for or superior to, measures of financial performance prepared in accordance with GAAP and may differ from similarly titled measures presented by other companies. The Company's Annual Report on Form 10-K for the year ended December 31, 2023 contains additional information regarding the use of non-GAAP financial measures.

Summary of First Quarter 2024 Adjusted Net Income Items

Adjusted net income excludes non-operational deferred compensation income/expense, cash-settled SARs income/expense, certain environmental remediation costs and other significant and infrequent or non-recurring items.

•
Deferred Compensation: The first quarter of 2024 reported net income includes $0.4 million of after-tax income versus $0.1 million of after-tax income in the prior year.

•
Environmental Remediation – The first quarter of 2024 reported net income includes $1.2 million of after-tax expense versus $0.3 million of after-tax expense in the prior year. The higher current year expense primarily reflects a reserve adjustment for environmental costs related to the property formerly owned and operated by the Company in Wilmington, Massachusetts.

Table III

Reconciliation of Pre-Tax to After-Tax Adjustments

Management uses the non-GAAP adjusted net income metric to evaluate the Company's operating performance. Management excludes the items listed in the table below because they are non-operational items. The cumulative tax effect was calculated using the statutory tax rates for the jurisdictions in which the transactions occurred.

	Three Months Ended March 31,
($ in thousands, except per share amounts)	2024	EPS	2023	EPS
Pre-Tax Adjustments
Deferred Compensation (Income) Expense	$(517)		$(137)
Business Restructuring Expense	$-		$157
Cash-Settled SARs Income	$-		$(53)
Environmental Remediation Expense	$1,534		$409
Total Pre-Tax Adjustments	$1,017		$376

Cumulative Tax Effect on Adjustments	$(254)		$(99)

After-Tax Adjustments	$763	$0.03	$277	$0.01

Table IV

Deferred Compensation Plans

The full effect of the deferred compensation plans on quarterly pre-tax income was $0.5 million of income versus $0.1 million of income in the prior year. The quarter-end market prices of Company stock and the impact of deferred compensation on specific income statement line items is summarized below:

	2024	2023
	3/31	12/31	9/30	6/30	3/31
Stepan Company	$90.04	$94.55	$74.97	$95.56	$103.03

	Three Months Ended March 31,
($ in thousands)	2024	2023
Deferred Compensation
Operating Expense	$(1,778)	$(1,502)
Other, net – Mutual Fund Gain	2,295	1,639
Total Pre-Tax	$517	$137
Total After-Tax	$388	$104

Effects of Foreign Currency Translation

The Company’s foreign subsidiaries transact business and report financial results in their respective local currencies. These results are translated into U.S. dollars at average foreign exchange rates appropriate for the reporting period. The table below presents the impact that foreign currency translation had on select income statement line items.

($ in millions)	Three Months Ended March 31,		Decrease	Change Due to Foreign Currency Translation
	2024	2023
Net Sales	$551.4	$651.4	$(100.0)	$11.8
Gross Profit	70.3	73.6	$(3.3)	1.3
Operating Income	20.2	21.1	$(0.9)	0.7
Pretax Income	19.5	19.9	$(0.4)	0.6

Corporate Expenses

	Three Months Ended March 31,
($ in thousands)	2024	2023	% Change
Total Corporate Expenses	$18,560	$18,533	0%
Less:
Deferred Compensation Expense	$1,778	$1,502	18%
Business Restructuring Expense	$-	$157	(100)%
Environmental Remediation Expense	$1,534	$409	NM
Adjusted Corporate Expenses	$15,248	$16,465	(7)%

Adjusted Corporate expenses decreased $1.2 million, or 7% for the quarter. This decrease was primarily due to productivity measures implemented in late 2023 that were partially offset by higher incentive-based compensation accruals.

Table V

Stepan Company

Consolidated Balance Sheets

March 31, 2024 and December 31, 2023

	March 31, 2024	December 31, 2023
ASSETS
Current Assets	$869,806	$851,883
Property, Plant & Equipment, Net	1,205,634	1,206,665
Other Assets	297,707	304,806
Total Assets	$2,373,147	$2,363,354
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities	$628,853	$607,870
Deferred Income Taxes	10,257	10,373
Long-term Debt	400,121	401,248
Other Non-current Liabilities	119,394	127,373
Total Stepan Company Stockholders’ Equity	1,214,522	1,216,490
Total Liabilities and Stockholders’ Equity	$2,373,147	$2,363,354

Selected Balance Sheet Information

The Company’s total debt decreased by $8.1 million and cash decreased by $4.0 million versus December 31, 2023. The decrease in debt primarily reflects lower borrowings against the Company's revolving credit facility and lower foreign credit line borrowings. The Company’s net debt level decreased $4.1 million versus December 31, 2023 and the net debt ratio remained at 30% (Net Debt and Net Debt Ratios are non-GAAP measures, reconciliations of which are shown in the table below). Management uses the non-GAAP net debt metric to show a more complete picture of the Company's overall liquidity, financial flexibility and leverage level.

($ in millions)	March 31, 2024	December 31, 2023
Net Debt
Total Debt	$646.0	$654.1
Cash	125.8	129.8
Net Debt	$520.2	$524.3
Equity	1,214.5	1,216.5
Net Debt + Equity	$1,734.7	$1,740.8
Net Debt / (Net Debt + Equity)	30%	30%

The major working capital components were:

($ in millions)	March 31, 2024	December 31, 2023
Net Receivables	$446.6	$422.1
Inventories	257.1	265.6
Accounts Payable	(256.9)	(233.0)
	$446.8	$454.7

Table VI

Reconciliations of Non-GAAP EBITDA and Adjusted EBITDA to Operating Income

Management uses the non-GAAP EBITDA and adjusted EBITDA metrics to evaluate the Company's operating performance. Management excludes the items listed in the table below because they are non-operational items.

	Three Months Ended March 31, 2024

($ in millions)	Surfactants	Polymers	Specialty Products	Unallocated Corporate	Consolidated
Operating Income	$26.1	$8.4	$4.3	$(18.6)	$20.2
Depreciation and Amortization	$17.7	$8.0	$1.5	$0.4	$27.6
Other, Net Income				$2.4	$2.4
EBITDA	$43.8	$16.4	$5.8	$(15.8)	$50.2
Deferred Compensation	$-	$-	$-	$(0.5)	$(0.5)
Environmental Remediation	$-	$-	$-	$1.5	$1.5
Adjusted EBITDA	$43.8	$16.4	$5.8	$(14.8)	$51.2

	Three Months Ended March 31, 2023

($ in millions)	Surfactants	Polymers	Specialty Products	Unallocated Corporate	Consolidated
Operating Income	$27.1	$10.0	$2.5	$(18.5)	$21.1
Depreciation and Amortization	$15.3	$8.3	$1.4	$0.5	$25.5
Other, Net Income	$-	$-	$-	$1.7	$1.7
EBITDA	$42.4	$18.3	$3.9	$(16.3)	$48.3
Deferred Compensation	$-	$-	$-	$(0.1)	$(0.1)
Cash Settled SARs	$(0.1)	$-	$-	$-	$(0.1)
Business Restructuring	$-	$-	$-	$0.2	$0.2
Environmental Remediation	$-	$-	$-	$0.4	$0.4
Adjusted EBITDA	$42.3	$18.3	$3.9	$(15.8)	$48.7